     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 6, 1997
                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    _______________________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                    _______________________________________

                         WELLPOINT HEALTH NETWORKS INC.
             (Exact name of Registrant as specified in its charter)
                    _______________________________________

            DELAWARE                                            95-4635504
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                              21555 OXNARD STREET
                        WOODLAND HILLS, CALIFORNIA 91367
              (Address of principal executive offices) (zip code)
                    ________________________________________

             WELLPOINT HEALTH NETWORKS INC. STOCK OPTION\AWARD PLAN
                            (Full title of the plan)
                   _________________________________________

                                THOMAS C. GEISER
            Executive Vice President, General Counsel and Secretary
                         WELLPOINT HEALTH NETWORKS Inc.
             21555 Oxnard Street, Woodland Hills, California 91367
                    (Name and address of agent for service)
                                 (818) 703-4000
         (Telephone number, including area code, of agent for service)

                                   Copies to:

                              Barry W. Homer, Esq.
                        Brobeck, Phleger & Harrison LLP
                                One Market Plaza
                               Spear Street Tower
                        San Francisco, California 94105
                   _________________________________________

         This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with
         Section 8(a) of the Securities Act of 1933 and Rule 462 thereunder.

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                                     Proposed             Proposed
                Title of                                             Maximum               Maximum
               Securities                       Amount               Offering             Aggregate            Amount of
                 to be                          to be                 Price               Offering           Registration
            Registered (1)                  Registered (2)        per Share (3)           Price (3)               Fee
----------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value, issued
 pursuant to:

 WellPoint Health Networks Inc. Stock         2,400,000              $48.875            $117,300,000.00         $35,546.00
 Option\Award Plan
===========================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Salary Deferral Savings Program of WellPoint Health Networks Inc.
(2) This Registration Statement also covers any additional shares of Common Stock that are acquired under the employee benefit plans listed above by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling price per share of Common Stock of WellPoint Health Networks Inc. on August 1, 1997, as reported by the New York Stock Exchange.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

                 The following documents of the Registrant's predecessor, WellPoint California, filed with the Commission (File No. 1-14340) are incorporated by reference:

         (a) WellPoint California's Annual Report on Form 10-K for the year ended December 31, 1996;

         (b) WellPoint California's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

         (c) WellPoint California's Current Reports on Form 8-K, filed January 2, 1997, and March 14, 1997, (as amended by Amendment No. 1 on Form 8-K/A filed May 14, 1997); and

         (d) WellPoint California's Definitive Proxy Statement on Schedule 14A filed May 8, 1997.

                 The following documents of the Registrant filed with the Commission (File No. 001-13803) are incorporated by reference:

         (a) The Registrant's Registration Statement on Form 8-B filed on June 12, 1997, pursuant to Section 12(g) of the Exchange Act; and

         (b)     The Registrant's Current Report on Form 8-K, filed August 5,
                 1997.

                 All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

                 Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

                 Not applicable.


Item 5.   Interests of Named Experts and Counsel

                 Not applicable.

Item 6.  Indemnification of Directors and Officers

                 The Registrant is a Delaware corporation. Section 145 of the General Corporate law of the state of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of such





                                     II-1.

corporation), by reason of fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

                 The Registrant's Certificate of Incorporation provides that the liability of the Registrant's directors to the Registrant or the Registrant's stockholders for monetary damages for breach of fiduciary duty will be eliminated to the fullest extent permissible under Delaware law except for (i) breaches of the duty of loyalty; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law;
(iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) transactions in which a director received an improper personal benefit.

                 The effect of these provisions is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. These provisions do not limit or eliminate the rights of the Registrant or any stockholder to seek non-monetary relief such as an injunction or recision in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities law.

                 The Registrant's Bylaws provide that the Registrant will indemnify each present and former director and officer of the Registrant or a predecessor company and each of their respective subsidiaries, as such companies exist or have existed, and such agents of the Registrant as the Board of Directors shall determine, to the fullest extent provided by Delaware law.

                 In addition, the Registrant has entered into indemnification agreements with its directors and certain officers that provide for the maximum indemnification permitted by law.


Item 7.  Exemption from Registration Claimed

                 Not Applicable.

Item 8.  Exhibits

 Exhibit Number      Exhibit
 --------------      -------
        4.1          Restated Certificate of Incorporation of WellPoint Delaware.  Incorporated by reference to
                     Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed August 5, 1997.
        4.2          Bylaws of WellPoint Delaware.  Incorporated by reference to Appendix B to the Proxy Statement of WellPoint California on Schedule 14A, dated May 8, 1997, and incorporated by reference herein pursuant to Item 3(d).
        4.3          Agreement of Merger dated as of July 22, 1997, by and among the Registrant, WellPoint Health
                     Networks Inc., a California corporation, and WLP Acquisition Corp.  Incorporated





                                     II-2.

                     by reference to Exhibit 3.3 to the Registrant's Current Report on Form 8-K filed August 5, 1997.
        4.4          Agreement and Plan of Reorganization.  Incorporated by reference to Exhibit 99.1 to Registrant's
                     Current Report on Form 8-K, filed August 5, 1997.
        4.5          Specimen Stock Certificate of WellPoint Delaware, incorporated by reference to Exhibit 4.4 of
                     Registrant's Registration
                     Statement No. 000-13083 on Form 8-B and incorporated by reference herein pursuant to Item 3(c).
        5.1          Opinion of Brobeck Phleger & Harrison L.L.P.
        23.1         Consent of Coopers & Lybrand L.L.P.
        23.2         Consent of Ernst & Young, L.L.P.
        23.3         Consent of Brobeck Phleger & Harrison L.L.P. is contained in Exhibit 5.
        24           Power of Attorney.  Reference is made to the signature page of this Registration Statement.
        99.1         WellPoint Health Networks Inc. Stock Option\Award Plan



Item 9.  Undertakings.


                     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the Registration Statement; and (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question





                                     II-3.

whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.





                                     II-4.

                                   SIGNATURES

                     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on the 6th day of August, 1997.

                             WELLPOINT HEALTH NETWORKS Inc.


                             By:  /s/ Leonard D. Schaeffer
                                 -----------------------------------------------
                                       Leonard D. Schaeffer
                                       Chairman of the Board and Chief Executive
                                       Officer


KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Leonard D. Schaeffer and Thomas C. Geiser, and each one of them, his true and lawful attorneys-in-fact and agents, each with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendment or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

         This Power of Attorney may be executed in several counterparts, each of which shall be deemed an original, but which taken together shall constitute an instrument.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 6th day of August, 1997.

Signatures                                 Title
----------                                 -----
/s/ Leonard D. Schaeffer                   Chairman of the Board and Chief Executive Officer (Principal
--------------------------------           Executive Officer)
Leonard D. Schaeffer



/s/ Howard G. Phanstiel                    Executive Vice President, Finance and Information Services
--------------------------------           (Principal Financial Officer)
Howard G. Phanstiel



/s/ S. Louise McCrary                      Vice President, Chief Accounting Officer  and Controller
--------------------------------           (Principal Accounting Officer)
S. Louise McCrary





                                     II-5.

Signatures                                 Title
----------                                 -----
/s/ DAVID R. BANKS                         Director
--------------------------------
David R. Banks



/s/ W. TOLIVER BESSON                      Director
--------------------------------
W. Toliver Besson



/s/  ROGER E. BIRK                         Director
--------------------------------
Roger E. Birk



/s/ SHEILA P. BURKE                        Director
--------------------------------
Sheila P. Burke



/s/ STEPHEN L. DAVENPORT                   Director
--------------------------------
Stephen L. Davenport



/s/ JULIE A. HILL                          Director
--------------------------------
Julie A. Hill



/s/ ELIZABETH A. SANDERS                   Director
--------------------------------
Elizabeth A. Sanders





                                     II-6.

                                 EXHIBIT INDEX



Exhibit
Number      Exhibit
-----       -------
4.1         Restated Certificate of Incorporation of WellPoint Delaware.  Incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed August 5, 1997.

4.2         Bylaws of WellPoint Delaware, attached as Appendix B to the Definitive Proxy Statement of WellPoint
            California on Schedule 14A, dated May 8, 1997, and incorporated by reference herein pursuant to
            Item 3(d).

4.3         Agreement of Merger dated as of July 22, 1997, by and among the Registrant, WellPoint Health Networks
            Inc., a California corporation, and WLP Acquisition Corp.  Incorporated by reference to Exhibit 3.3 to the Registrant's Current Report on Form 8-K filed on August 5, 1997.

4.4         Agreement and Plan of Reorganization.  Incorporated by reference to Exhibit 99.1 to Registrant's Current
            Report on Form 8-K filed August 5, 1997.

4.5         Specimen Stock Certificate of WellPoint Delaware, incorporated by reference to Exhibit 4.4 of
            Registrant's Registration Statement No. 001-13083 on Form 8-B, and incorporated by reference herein pursuant to Item 3(c).

5.1         Opinion of Brobeck Phleger & Harrison L.L.P.


23.1        Consent of Coopers & Lybrand L.L.P.

23.2        Consent of Ernst & Young, L.L.P.

23.3        Consent of Brobeck Phleger & Harrison L.L.P. is contained in Exhibit 5.

24          Power of Attorney.  Reference is made to the signature page of this Registration Statement.

99.1        WellPoint Health Networks Inc. Stock Option\Award Plan